                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


                            Current Report Pursuant
                         To Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): August 30, 1996

                       IMPERIAL CREDIT INDUSTRIES, INC.

            (Exact Name of Registrant as Specified in its Charter)


                                  California
                (State or Other Jurisdiction of Incorporation)


    0-19861                                          95-4054791
(Commission File Number)           (I.R.S. Employer Identification No.)


              23550 Hawthorne Boulevard, Building One, Suite 110
                          Torrance, California  90505
         (Address of Principal Executive Offices, Including Zip Code)


                                (310) 373-1704
             (Registrant's Telephone Number, Including Area Code)

ITEM 5.   OTHER EVENTS.

Effective August 26, 1996, Imperial Business Credit, Inc.("IBC"), a wholly-owned subsidiary of Imperial Credit Industries, Inc., acquired (i) substantially all of the assets of Avco Leasing Services, Inc. ("ALSI") and (ii) all of the assets of Avco Financial Services of Southern California ("AFS") related to its business of originating and servicing business equipment leases, and agreed to assume certain related liabilities in connection therewith. The purchase price for the assets was approximately $95 million, excluding amounts deducted for the assumption of certain related liabilities.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits:

99.1 Amended and Restated Asset Purchase Agreement among Imperial Business Credit, Inc., Avco Leasing Services, Inc., Avco Financial Services of Southern California and Avco Financial Services, Inc., dated as of August 30, 1996.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                   IMPERIAL CREDIT INDUSTRIES, INC.


                                  /s/ H. Wayne Snavely
Date: 12/30/96                By:-----------------------

                                   Name:  H. Wayne Snavely
                                   Title: Chairman